UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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INTERLINK ELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERLINK ELECTRONICS, INC.
31248 Oak Crest Drive, Suite 110
Westlake Village, California 91361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Pacific Time on Wednesday, May 17, 2017

Dear Stockholders:

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Interlink Electronics, Inc., a Nevada corporation (“Interlink”), will be held on Wednesday, May 17, 2017, at 10:00 a.m. Pacific Time, at Interlink’s headquarters, located at 31248 Oak Crest Drive, Suite 110, Westlake Village, California 91361, for the following purposes as more fully described in the accompanying proxy statement:

1.To elect four directors to serve until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified;

2.To hold an advisory vote on executive compensation;

3.To ratify the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

4.To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The board of directors of Interlink has fixed the close of business on March 27, 2017 as the record date for the Annual Meeting.  Only stockholders of record on the record date are entitled to notice of and to vote at the Annual Meeting.  Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

All stockholders are cordially invited to attend the meeting.  This year, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders.  Consequently, most stockholders will not receive paper copies of our proxy materials.  We will instead send to our stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2016.  The Notice of Internet Availability of Proxy Materials also includes instructions on how you can vote using the Internet or by telephone, and how you can request and receive, free of charge, a printed copy of our proxy materials.  All stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, please vote by telephone or the Internet by following the voting procedures described in the Proxy Materials.  If you received printed proxy materials and wish to vote by mail, promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope.

By order of the Board of Directors,

/s/ Steven N. Bronson

Steven N. Bronson
Chief Executive Officer

Westlake Village, California
March 28, 2017

i

INTERLINK ELECTRONICS, INC.

PROXY STATEMENT FOR THE
2017 ANNUAL MEETING OF STOCKHOLDERS

____________________

INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXIES

Our board of directors solicits your proxy for the 2017 Annual Meeting of Stockholders (the “Annual Meeting”), and for any postponement or adjournment of the Annual Meeting, for the purposes described in the “Notice of Annual Meeting of Stockholders.”  The table below shows some important details about the Annual Meeting and voting.    Additional information is available in the “Frequently Asked Questions” section of the proxy statement immediately below the table. We use the terms “Interlink,” “the company,” “we,” “our” and “us” in this proxy statement to refer to Interlink Electronics, Inc., a Nevada corporation.

The Notice of Annual Meeting, proxy statement and proxy card and our Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Annual Report”) are first being made available to our stockholders on or about April 5, 2017.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting

This proxy statement and the 2016 Annual Report are available for viewing, printing and downloading at www.edocumentview.com/Link and on the “Investors” section of our website at interlinkelectronics.com/relations.php.  Certain documents referenced in the proxy statement are available on our website.  However, we are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.

Meeting Details	May 17, 2017, 10:00 a.m. Pacific Time, at the offices of Interlink Electronics, Inc., 31248 Oak Crest Drive, Suite 110, Westlake Village, California 91361
Record Date	March 27, 2017
Shares Outstanding	There were 7,328,055 shares of common stock outstanding and entitled to vote as of the Record Date.
Eligibility to Vote Quorum Voting Methods

Holders of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.  Each stockholder is entitled to one vote for each share held as of the Record Date.

A majority of the shares of common stock outstanding and entitled to vote, in person or by proxy, as of the Record Date constitutes a quorum.  A quorum is required to transact business at the Annual Meeting.

Stockholders whose shares are registered in their names with Computershare, our transfer agent (referred to as “Stockholders of Record”) may vote by proxy via the Internet, phone, or mail by following the instructions on the accompanying proxy card.  Stockholders of Record may also vote in person at the Annual Meeting by attending the Annual Meeting and casting a ballot.  Stockholders whose shares are held in “street name” by a broker, bank or other nominee (referred to as “Beneficial Owners”) must follow the voting instructions provided by their brokers or other nominees.  See “What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?” and “How do I vote and what are the voting deadlines?” below for additional information.

Inspector of Elections	We will appoint an Inspector of Elections to determine whether a quorum is present, and to tabulate the votes cast by proxy or in person at the Annual Meeting.
Voting Results

We will announce preliminary results at the Annual Meeting.  We will report final results on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) and post results at interlinkelectronics.com/relations.php as soon as practicable after the Annual Meeting.

Proxy Solicitation Costs

We will bear the costs of soliciting proxies from our stockholders.  These costs include preparing, assembling, printing, mailing and distributing notices, proxy statements, proxy cards and Annual Reports.  Our directors, officers and other employees may solicit proxies personally or by telephone, e-mail or other means of communication, and we will reimburse them for any related expenses.  We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to the Beneficial Owners of the shares that the nominees hold in their names.

FREQUENTLY ASKED QUESTIONS

What matters am I voting on?

You will be voting on:

•The election of four directors to hold office until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified;

•An advisory vote on executive compensation;

•A proposal to ratify the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•Any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

•FOR the election of the four directors nominated by our board of directors and named in this proxy statement as directors to serve for one-year terms;

•FOR endorsement of the compensation of our executive officers; and

•FOR the ratification of the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters.  The persons named on the proxy card intend to vote the proxy in accordance with their best judgment.  Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and we are not currently aware of any matters that may be properly presented by others for action at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.  Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.  Cumulative voting is not permitted with respect to the election of directors.

A complete list of the stockholders entitled to vote at the Annual Meeting will be available at our headquarters, located at 31248 Oak Crest Drive, Suite 110, Westlake Village, California 91361, during regular business hours for the ten days prior to the Annual Meeting.  This list will also be available during the Annual Meeting at the meeting location.  Stockholders may examine the list for any legally valid purpose related to the Annual Meeting.

What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?

Stockholders of Record.   If, at the close of business on the Record Date, your shares are registered directly in your name with Computershare, our transfer agent, you are considered the Stockholder of Record with respect to those shares.  As the Stockholder of Record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial Owners.   If your shares are held in a stock brokerage account or by a bank or other nominee on your behalf, you are considered the Beneficial Owner of shares held in “street name.”  As the Beneficial Owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides.  In general, if you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee may, in its discretion, vote your shares with respect to routine matters (e.g., the ratification of the appointment of our independent auditor), but may not vote your shares with respect to any non-routine matters (e.g., the election of directors).  Please see “What if I do not specify how my shares are to be voted?” for additional information.

Do I have to do anything in advance if I plan to attend the Annual Meeting and vote in person?

Stockholders of Record.  If you are a Stockholder of Record, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you may be asked to present government-issued photo identification for entrance into the Annual Meeting.

Beneficial Owners.   If you are a Beneficial Owner, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker or other nominee, who is the Stockholder of Record with respect to your shares.  You may still attend the Annual Meeting even if you do not have a legal proxy.  You may be asked to present government-issued photo identification for entrance into the Annual Meeting.  You will also be asked to provide proof of Beneficial Ownership as of the Record Date, such as the voting instructions you received from your broker or other nominee, or your brokerage statement reflecting ownership of shares as of the Record Date.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a Stockholder of Record, then you can vote in one of the following ways:

•You may vote via the Internet or by telephone.   To vote via the Internet or by telephone, follow the instructions provided in the Notice of Internet Availability of Proxy Materials.  If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day.  Votes submitted through the Internet or by telephone must be received by 1:00 a.m. Central Time on May 17, 2017.  Alternatively, you may request a printed proxy card by following the instructions provided in the Notice of Internet Availability of Proxy Materials.

•You may vote by mail.   If you would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-paid envelope so that it is received no later than May 16, 2017.   You do not need to put a stamp on the enclosed envelope if you mail it from within the United States.  The persons named on the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.  If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named on the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.  Our board of directors recommends that you vote FOR each of Proposals No. One, Two and Three.

•You may vote in person. If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the Annual Meeting.

Beneficial Owners.   If you are the Beneficial Owner of shares held of record by a broker or other nominee, you will receive voting instructions from your broker or other nominee.  You must follow the voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee how to vote your shares.  The availability of telephone and Internet voting options will depend on the voting process of your broker or other nominee.  As discussed above, if you are a Beneficial Owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or other nominee.

May I change my vote or revoke my proxy?

Stockholders of Record.   If you are a Stockholder of Record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•entering a new vote by Internet or telephone;

•signing and returning a new proxy card with a later date;

•delivering a written revocation to our Secretary at the address listed on the front page of this proxy statement; or

•attending the Annual Meeting and voting in person.

Beneficial Owners. If you are the beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors.  The persons named on the proxy card have been designated as proxy holders by our board of directors.  When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instruction of the stockholder.  If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors (as shown on the first page of the proxy statement).  If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares.  If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a Stockholder of Record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•FOR the election of the four directors nominated by our board of directors and named in this proxy statement as directors to serve for one-year terms (Proposal No. One);

•FOR endorsement of the compensation of our executive officers (Proposal No. Two);

•FOR the ratification of the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. Three); and

•In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners.   If you are a Beneficial Owner and you do not provide your broker or other nominee that holds your shares with voting instructions, your broker or other nominee will determine if it has discretion to vote on each matter.  In general, brokers and other nominees do not have discretion to vote on non-routine matters.  Each of Proposal No. One (election of directors) and Proposal No. Two (endorsement of executive compensation) is a non-routine matter, while Proposal No. Three (ratification of appointment of independent registered public accounting firm) is a routine matter.  As a result, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee cannot vote your shares with respect to Proposal Nos. One and Two, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. Three.  For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Nevada law.  A majority of the shares of common stock outstanding and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.  As noted above, as of the Record Date, there were at total of 7,328,055 shares of common stock outstanding, which means that 3,664,028 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum.  If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal.  Under Nevada law, abstentions are considered present and entitled to vote at the Annual Meeting.  As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (Proposal Nos. Two and Three).  However, because the outcome of Proposal No. One (election of directors) will be determined by a plurality of the voting power of the shares present and entitled to vote at the Annual Meeting, abstentions will have no impact on the outcome of the proposal as long as a quorum exists.

A broker non-vote occurs when a broker or other nominee holding shares for a Beneficial Owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the Beneficial Owner of the shares.  Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes cast.  Therefore, a broker non-vote will make a quorum more readily attainable but will not affect the outcome of the vote on Proposal Nos. Two or Three.

How many votes are needed for approval of each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Proposal No. One -- Election of directors	Plurality of voting power of shares present and entitled to vote	No
Proposal No. Two -- Endorsement of the compensation of executive officers	Majority of voting power of shares present and entitled to vote	No
Proposal No. Three -- Ratification of the appointment of independent registered public accounting firm	Majority of voting power of shares present and entitled to vote	Yes

With respect to Proposal No. One, you may vote (i) FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote.  The four nominees receiving the most FOR votes will be elected.  Cumulative voting is not permitted with respect to the election of directors.  If you WITHHOLD your vote as to all nominees, your vote will be treated as if you had ABSTAINED from voting on Proposal No. One, and your abstention will have no effect on the outcome of the vote.

With respect to Proposal Nos. Two and Three, you may vote FOR, AGAINST or ABSTAIN.  If you ABSTAIN from voting on any of these proposals, the abstention will have the same effect as a vote AGAINST the proposal.

How are proxies solicited for the Annual Meeting and who is paying for the solicitation?

The board of directors is soliciting proxies for use at the Annual Meeting by means of this proxy statement.  We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials.  Copies of solicitation materials will also be made available upon request to brokers and other nominees to forward to the Beneficial Owners of the shares held of record by the brokers or other nominees.  We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to Beneficial Owners.

This solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents.  No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.  We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within Interlink or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Will members of the board of directors attend the Annual Meeting?

We encourage our board members to attend the Annual Meeting. Those who do attend will be available to answer appropriate questions from stockholders.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders.  This procedure reduces our printing and mailing costs.  Stockholders of Record who participate in householding will be able to access and receive separate proxy cards.  Upon written or oral request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of these documents.  To receive a separate copy, or, if you are receiving multiple copies, to request that Interlink only send a single copy of the next year’s proxy materials, you may contact us as follows:

Interlink Electronics, Inc.
Attention: Secretary
31248 Oak Crest Drive, Suite 110
Westlake Village, California 91361
(805) 484-8855

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

PROPOSAL NO. ONE

ELECTION OF DIRECTORS

Our business affairs are managed under the direction of our board of directors, which is currently composed of four members.  Three of our directors are independent according to the independent director requirements of The NASDAQ Stock Market (“NASDAQ”).  Our directors serve for one-year terms.  See “Board of Directors and Corporate Governance” below for more details about our board.

At the Annual Meeting, stockholders will be asked to elect four directors, Mr. Steven Bronson, Mr. Mark Bailey, Ms. Angela Blatteis, and Mr. Frank Levinson, to serve until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified.  The following table sets forth the names and certain other information as of March 28, 2017 for each of the nominees for election as a director, all of whom currently serve on the board of directors.

Nominee	Age	Company Position
Steven N. Bronson	51	Chairman of the Board, Chief Executive Officer, and President
Mark Bailey(1)(2)(3)	68	Director
Angela Blatteis(1)(2)(3)	56	Director
Frank Levinson(1)(2)(3)	64	Director

(1)Member of the audit committee

(2)Member of the compensation committee

(3)Member of the nominating and governance committee

Nominees for Director

Steven N. Bronson.   Mr. Bronson has over 30 years of business and entrepreneurial experience.  His successful background in investment banking and principal investing has led to him taking executive positions in several companies.  Mr. Bronson became our Chief Executive Officer and Chairman of our board of directors in July 2010.  In March 2011, he also took on the role of President, bringing both his operational and financial expertise to the company.  Since successfully turning around Interlink’s business to profitability, Mr. Bronson has focused on strategic matters, mission-critical decisions, and identification of potential acquisitions and business partnership opportunities.

In July 2013, Mr. Bronson assumed the positions of President and Chief Executive Officer of Qualstar Corporation (NASDAQ: QBAK), a high-quality tape library manufacturer, and its subsidiary N2Power, a manufacturer of high efficiency power supplies for diverse electronics industries.  From 1996 until November 2014, Mr. Bronson served as Chief Executive Officer and Chairman of Bronson & Co., LLC, an investment banking firm.  Since October 2008, Mr. Bronson also has served as Chief Executive Officer and Chairman of BKF Capital Group, Inc. (OTCMKTS: BKFG), a publicly traded company operating through its wholly-owned subsidiaries, BKF Investment Group, Inc. and BKF Asset Holdings, Inc. since October 2008.  Mr. Bronson currently holds series 4, 7, 24, 53, 55, 63, 65, 66 and 79 licenses.

Mr. Bronson was selected to serve on our board of directors because of the perspective and experience he brings as our largest stockholder, his extensive experience with technology companies, and his experience serving as a senior executive officer of a public company.

Mark Bailey.  Mr. Bailey has served as a member of our board of directors since January 2016, and brings to Interlink more than 40 years of experience in public accounting.  He began his public accounting career with Arthur Young & Company, advancing to supervisor in the bank audit division.  He then became an audit partner in a firm on the central coast of California.  He opened his accounting firm, Mark Bailey & Company, in 1984, which he rebranded to Excelsis in 2012.  Excelsis specializes in small to mid-sized companies and offers diverse services including, audit, tax, strategic planning, internal control evaluation and testing, business valuation and management consulting and is registered with the Public Company Accounting Oversight Board.  Mr. Bailey is the managing partner of the firm and consults extensively on business valuations, mergers and acquisitions, tax planning, accounting and management.  He holds a bachelor’s degree with a concentration in accounting from California Polytechnic State University, San Luis Obispo and is accredited in business valuation and certified in financial forensics.  He is a member of the American Institute of Certified Public Accounts, the California Society of Certified Public Accountants, and the Nevada Society of Certified

Public Accountants.  Mr. Bailey was selected to serve on our board of directors because of his extensive experience in public accounting.

Angela Blatteis.   Ms. Blatteis has served as a member of our board of directors since July 2014, and brings to Interlink over 30 years of experience in investment banking, bankruptcy, private equity, and mergers and acquisitions.  Ms. Blatteis presently is an Ambassador to The Gores Group, a Los Angeles based private equity firm, and remains a consultant to The Gores Group in addition to providing consulting services to various companies and management teams.  From 1996 through December 2011, Ms. Blatteis worked with The Gores Group, serving as Managing Director beginning in 2004, where she was responsible for key aspects of mergers and acquisitions and divestitures for the firm’s portfolio companies.  From July 2007 through July 2011, Ms. Blatteis co-founded Global Equity Capital (GEC), an affiliate of The Gores Group, to focus on acquiring businesses in the small capitalization market and held the title Managing Director.  In August 2014, Ms. Blatteis launched Soupure, a soup company which uses science and research to develop soup for health conscious individuals by leveraging the power of proteins and smart energy nutrients, and continues to serve as the company’s chief financial officer.  She previously served as the company’s chief executive officer.   Ms. Blatteis received an MBA from the University of Chicago, Booth School of Business and a Bachelor of Arts from the University of California, Berkeley.

Through her experience in various senior level investment banking positions with The Gores Group, Ms. Blatteis has developed a substantial financial and accounting background and expertise, which she contributes to our board of directors.  Ms. Blatteis’ financial expertise and acumen in private equity, mergers and acquisition, portfolio company management and investment banking in general assists our board in providing oversight to management on these matters.  Ms. Blatteis’ senior leadership experience also enables her to provide strategic input to our board, in addition to her financial expertise, discipline and oversight.

Frank Levinson.   Dr. Levinson has served as a member of our board of directors since July 2014.  Presently he is a General Partner with Phoenix Venture Partners, a venture capital firm focused on advanced materials innovations, and a Managing Director of the Small World Group (SWG) Incubator, a technology incubator focusing on clean tech, optical systems and advanced material technologies active in both Singapore and the United States.  Dr. Levinson has an exceptional 30-year track record of starting and building companies.  Most notably, Dr. Levinson was the founder, Chief Technology Officer, and Chairman of Finisar Corporation (NASDAQ:FNSR),which he built into a multibillion dollar optical components and subsystems supplier and grew revenue from zero to over $500 million in annual sales.  During his tenure at Finisar, Dr. Levinson built the company’s manufacturing operations in Asia and oversaw the implementation of more than 12 corporate partnerships, including those with Honeywell, Sensors Unlimited, and Infineon.  He is currently on the board of directors of Fabrinet (NYSE:FN). Dr. Levinson earned his Ph.D. in Astronomy from the University of Virginia and his Bachelor of Science in physics and mathematics from Butler University.

Dr. Levinson was selected to serve on our board of directors because of his extensive experience in growing technology companies, including companies with substantial operations in Asia where a significant amount of our operations occur.

Vote Required

Directors are elected by a plurality vote. The four nominees for directors receiving the highest number of votes cast will be elected as directors.

***THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH
OF THE NOMINEES LISTED ABOVE***

PROPOSAL NO. TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are required to include in this proxy statement and present at the annual meeting a non-binding stockholder vote to approve the compensation of our executives, as described in this proxy statement, pursuant to the compensation disclosure rules of the SEC.  This proposal, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in this proxy statement.  This proposal will be presented at the annual meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure in the Company’s proxy statement for the annual meeting.

This vote will not be binding on our Board of Directors and may not be construed as overruling a decision by the Board or creating or implying any change to the fiduciary duties of the Board.  The vote will not affect any compensation previously paid or awarded to any executive.  The compensation committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation programs is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.

Vote Required

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for endorsement of the compensation of our executive officers.

***THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ENDORSEMENT OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS***

PROPOSAL NO. THREE

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed RBSM LLP (“RBSM”), as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2017.

At the Annual Meeting, stockholders will be asked to ratify the appointment of RBSM as our independent registered public accounting firm for the year ending December 31, 2017.   Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements.  However, our board of directors submits the appointment of RBSM to our stockholders for ratification as a matter of good corporate governance.  If this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, the appointment will be reconsidered by our audit committee.  Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during the year ending December 31, 2017 if our audit committee believes that such a change would be in the best interests of Interlink and its stockholders.  A representative of RBSM is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Changes in Independent Registered Public Accounting Firm

Marcum, LLP.  On March 20, 2017, we dismissed Marcum, LLP (“Marcum”) as our independent registered public accounting firm. The decision to dismiss Marcum was approved by the audit committee of our board of directors.

The audit reports of Marcum on our financial statements as of and for the fiscal years ended December 31, 2015 and 2016 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of our financial statements for the fiscal years ended December 31, 2015 and 2016, and for the subsequent interim period through March 20, 2017, there were: (i) no disagreements between us and Marcum on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in its report on our financial statements for such fiscal years; and (ii) no “reportable events” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

At the time of its dismissal, we provided Marcum with a copy of the disclosures reproduced in this proxy statement and requested that Marcum furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Marcum agrees with our statements.  A copy of the letter dated March 21, 2017, furnished by Marcum in response to that request is filed as Exhibit 16.1 to our Form 8-K filed with the Securities and Exchange Commission on March 21, 2017.

The audit committee of our board of directors approved the appointment of RBSM as our new independent registered public accounting firm, and we formally engaged RBSM as our independent registered public accounting firm on March 20, 2017.

During our fiscal years ended December 31, 2015 and 2016 and through March 20, 2017, neither we nor anyone on our behalf consulted with RBSM with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and RBSM did not provide either a written report or oral advice to us that RBSM concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

SingerLewak, LLP.  On January 5, 2016, we dismissed SingerLewak, LLP (“SingerLewak”) as our independent registered public accounting firm. The decision to dismiss SingerLewak was approved by the audit committee of our board of directors.

The audit reports of SingerLewak on our financial statements as of and for the fiscal years ended December 31, 2013 and 2014 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of our financial statements for the fiscal years ended December 31, 2013 and 2014, and for the subsequent interim period through January 5, 2016, there were: (i) no disagreements between us and SingerLewak on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of SingerLewak, would have caused SingerLewak to make reference to the subject matter of the disagreements in its report on our financial statements for such fiscal years; and (ii) no “reportable events” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

At the time of its dismissal, we provided SingerLewak with a copy of the disclosures reproduced in this proxy statement and requested that SingerLewak furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not SingerLewak agrees with our statements.  A copy of the letter dated January 20, 2016, furnished by SingerLewak in response to that request is filed as Exhibit 16.1 to our Registration Statement on Form 10 filed with the Securities and Exchange Commission on February 17, 2016.

The audit committee of our board of directors approved the appointment of Marcum as our new independent registered public accounting firm, and we formally engaged Marcum as our independent registered public accounting firm on January 8, 2016.

During our fiscal years ended December 31, 2013 and 2014 and through January 8, 2016, neither we nor anyone on our behalf consulted with Marcum with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and Marcum did not provide either a written report or oral advice to us that Marcum concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Fees Paid to Independent Registered Public Accounting Firms

The following table presents fees for professional audit services and other services rendered to us by our independent registered public accounting firms during the fiscal years ended December 31, 2016 and 2015.  For the avoidance of doubt, the fees set forth below were paid during the fiscal years ended December 31, 2016 and 2015 to our predecessor independent registered public accounting firm.  No fees were paid to our current independent registered public accounting firm, RBSM, during those periods.

	2016	2015
SingerLewak
Audit Fees (1)	$—	$125,748
Audit-Related Fees (3)	$87,329	$—
Tax Fees (4)	$—	$6,500
All Other Fees	$—	$—
Subtotal for SingerLewak	$87,329	$132,248

Marcum
Audit Fees (2)	$82,250	$—
Audit-Related Fees (3)	$109,189	$—
Tax Fees (4)	$—	$—
All Other Fees	$—	$—
Subtotal for Marcum	$191,439	$—

Total Fees	$278,768	$132,248

(1)“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our From 10-K for the years ended December 31, 2015, review of our quarterly financial statements presented in our quarterly report on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal year.

(2)“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our From 10-K for the years ended December 31, 2016, review of our quarterly financial statements presented in our quarterly report on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal year.

(3)“Audit-Related Fees” consist of fees incurred for professional services that are reasonably related to the performance of the audit or review of the company’s financial statements. Audit-related fees for 2016 also consisted of fees for professional services rendered in connection with the registration of shares pursuant to our registration statements on Form 10 and Form S-8 that we filed with the SEC during such fiscal year.

(4)“Tax Fees” consist of fees incurred for professional services rendered in connection with tax audits, tax compliance, and tax consulting and planning.

 Auditor Independence

In 2016, there were no other professional services provided by SingerLewak or Marcum that would have required the audit committee to consider their compatibility with maintaining the independence of SingerLewak or Marcum.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.  In recognition of this responsibility, in our audit committee has a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.

Before engagement of the independent registered public accounting firm for the next fiscal year’s audit, the independent registered public accounting firm submits a detailed description of services expected to be rendered during that year for each of the following categories of services to the audit committee for approval:

•Audit services.  Audit services include the annual financial statement audit (including required quarterly reviews) and other procedures required to be performed by the independent auditor to form an opinion on our consolidated financial statements.  Audit services also include, as necessary, the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting.  Other audit services may include services associated with SEC registration statements, periodic reports and other documents filed with the SEC.

•Audit-related services.   Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor.

•Tax Services.   Tax services include services related to tax compliance, tax planning and tax advice.

•All Other Services.   All other services are those services not described in the other categories that are not prohibited by SEC rules.

The audit committee pre-approves particular services or categories of services on a case-by-case basis.  During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval.  In those instances, the services must be pre-approved by the audit committee, or as permitted, the audit committee chair, before the independent registered public accounting firm is engaged.  Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm are established annually by the audit committee.  Any proposed services exceeding these levels or amounts require specific pre-approval by the audit committee, or the audit committee chair.  All fees paid to SingerLewak and Marcum for the fiscal years ended December 31, 2016 and 2015 were pre-approved by the audit committee in accordance with the process described in the policy above.

Vote Required

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of RBSM as our independent registered public accounting firm for the year ending December 31, 2017.

***THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF RBSM LLP***

REPORT OF THE AUDIT COMMITTEE

The Audit Committee maintains effective working relationships with the Board, management and Marcum LLP, the Company’s independent registered public accounting firm (the “Independent Accountants”).  As set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our Company’s consolidated financial statements and disclosures are complete and accurate and in accordance with U.S. generally accepted accounting principles and applicable rules and regulations.  The Independent Accountants are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles.

The Audit Committee has (1) reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2016 with the Company’s management and with the Independent Accountants; (2) discussed with the Independent Accountants the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and (3) received the written disclosures and the letter from the Independent Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Independent Accountants the Independent Accountants’ independence and considered whether the provision of non-audit services by the Independent Accountants to the Company is compatible with the Independent Accountants’ independence.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the Independent Accountants.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s consolidated financial statements have been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s Independent Accountants are in fact “independent.”

Based upon the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Submitted by the Audit Committee of the Board:

Mark Bailey (Chair)
Angela Blatteis
Frank Levinson

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

Our business affairs are managed under the direction of our board of directors, which is currently composed of four members.  Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal.

The board of directors met eleven times in 2016. Each board member attended at least 75% of the aggregate number of board meetings and meetings of standing committees of which he or she is a member.

Director Independence

Our common stock is listed on the NASDAQ Capital Market.  Under the rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors.  In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.  Under the rules of NASDAQ, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise such director’s ability to exercise independent judgment in carrying out his or her responsibilities.  As a result of this review, our board of directors has determined that Messrs. Bailey and Levinson and Ms. Blatteis are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of NASDAQ.

Board Leadership Structure; Lead Independent Director

Mr. Bronson, our chief executive officer, serves as chairman of our board of directors.  Mr. Bronson possesses detailed, in-depth knowledge of the issues, opportunities, and challenges facing us.  Independent directors and management sometimes have different perspectives and roles in strategy development.  Our board of directors believed that Mr. Bronson’s combined role as chief executive officer and chairman enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Our corporate governance guidelines provide that one of our independent directors should serve as a lead independent director at any time when our chief executive officer serves as the chairman of our board of directors or if the chairman is not otherwise independent.  Because Mr. Bronson is our chairman, our board of directors has appointed Mr. Levinson to serve as our lead independent director.  As lead independent director, Mr. Levinson presided over periodic meetings of our independent directors, served as a liaison between our chairman and the independent directors, worked with Mr. Bronson to establish board meeting agendas, raised issues with management on behalf of the independent directors when appropriate, oversaw the general functioning of the board and committees and performed such additional duties as our board of directors otherwise determined and delegated.

Our independent directors bring experience, oversight and expertise from outside of our company.  We believe that our corporate governance principles and policies ensure that strong and independent directors will continue to effectively oversee our management and key issues related to long-range business plans, strategic issues, risks, and integrity.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee, each of which has the composition and responsibilities described below.  Members will serve on these committees until their resignation or as otherwise determined by our board of directors.  Each of these standing committees operates under a written charter adopted by the board of directors. The charters are available on the Investor Relations portion of our website at interlinkelectronics.com/governance.php.

Audit Committee.  Messrs. Bailey and Levinson and Ms. Blatteis, each of whom is a non-employee member of our board of directors, serve on our audit committee, and Mr. Bailey chairs the committee.  The audit committee met five times during 2016.  Our board of directors has determined that each of the members of the audit committee satisfies the requirements for independence and financial literacy under the rules and regulations of NASDAQ and the SEC.  Our board of directors has also determined that Ms. Blatteis qualifies as an “audit committee financial expert,” as defined in the SEC rules, and satisfies the financial sophistication requirements of NASDAQ. The audit committee is responsible for, among other things:

•	appointing, overseeing, and if need be, terminating any independent auditor;
•	assessing the qualification, performance and independence of our independent auditor;
•	reviewing the audit plan and pre-approving all audit and non-audit services to be performed by our independent auditor;
•	reviewing our financial statements and related disclosures;
•	reviewing the adequacy and effectiveness of our accounting and financial reporting processes, systems of internal control and disclosure controls and procedures;
•	reviewing our overall risk management framework;
•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;
•	reviewing and discussing with management and the independent auditor the results of our annual audit, reviews of our quarterly financial statements and our publicly filed reports;
•	reviewing and approving related person transactions; and
•	preparing the audit committee report that the SEC requires in our annual proxy statement.

Compensation Committee.   Messrs. Bailey and Levinson and Ms. Blatteis, each of whom is a non-employee member of our board of directors, comprise our compensation committee, and Mr. Levinson chairs the committee.  The compensation committee meet one time during 2016.  Our board of directors has determined that each of the members of the compensation committee meets the requirements for independence under the rules of NASDAQ and the SEC and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.  The compensation committee is responsible for, among other things:

•	reviewing the elements and amount of total compensation for all officers;
•	formulating and recommending any proposed changes in the compensation of our chief executive officer for approval by the board;
•	reviewing and approving any changes in the compensation for officers, other than our chief executive officer;
•	administering our equity compensation plans;
•	reviewing annually our overall compensation philosophy and objectives, including compensation program objectives, target pay positioning and equity compensation; and
•	preparing the compensation committee report that the SEC will require in our annual proxy statement.

Compensation Committee Interlocks and Insider Participation.  None of the members of our compensation committee is or has been an officer or employee of our company.  None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our compensation committee or our board of directors.

Nominating and Governance Committee.   Messrs. Bailey and Levinson and Ms. Blatteis, each of whom is a non-employee member of our board of directors, comprise our nominating and governance committee, and Ms. Blatteis chairs the committee.  The nominating and governance committee met one time during 2016.  Our board of directors has determined that each of the members of the nominating and governance committee meets the requirements for independence under the rules of NASDAQ for service on this committee.  The nominating and governance committee is responsible for, among other things:

•	evaluating and making recommendations regarding the composition, organization and governance of our board of directors and its committees;
•	identifying, recruiting and nominating director candidates to the board if and when necessary;
•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;
•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations; and
•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the audit committee.

Board Member Nomination Process

The nominating and governance committee employs a variety of methods for identifying and evaluating director nominees.  In its evaluation of director candidates, the nominating and governance committee will consider the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors.  Some of the qualifications that the committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments.  The nominating and governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on our board of directors: (i) the highest personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills and expertise that are complementary to those of the existing members of our board of directors, (iv) the ability to assist and support management and make significant contributions to the company’s success, and (v) an understanding of the fiduciary responsibilities that are required of a member of our board of directors, and the commitment of time and energy necessary to diligently carry out those responsibilities.  Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and governance committee may also consider other factors that it may deem, from time to time, in our and our stockholders’ best interests.  The nominating and governance committee may also take measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and governance committee, the board of directors, or management.

Although the board of directors does not maintain a specific policy with respect to board diversity, the board of directors believes that the board should be a diverse body, and the nominating and governance committee considers a broad range of backgrounds and experiences.  In making determinations regarding nominations of directors, the nominating and governance committee may take into account the benefits of diverse viewpoints.  After completing its review and evaluation of director candidates, the nominating and governance committee recommends to the full board of directors the director nominees for election.  The nominating and governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations.

Stockholder Recommendations and Nominations of Candidates for Election to the Board of Directors

The nominating and governance committee will consider candidates for nomination to the board of directors recommended by any stockholder holding at least one percent (1%) of the fully diluted capitalization of Interlink for at least twelve months prior to the date that the recommendation is submitted.  The committee will evaluate recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the nominee criteria described above.  This process is designed to ensure that the board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.  A stockholder wishing to recommend a candidate for nomination should contact our Secretary in writing, at the address indicated in the next paragraph.  The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between the candidate and Interlink and evidence of the recommending stockholder’s ownership of our common stock.  The recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board of directors membership.  Our nominating and governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

A stockholder of record can nominate a candidate directly for election to the board by complying with the rules and regulations of the Securities and Exchange Commission.  An eligible stockholder who wishes to submit a nomination should review the statutory requirements for nominations by stockholders.  Any nomination should be sent in writing to the company, addressed to the attention of the Secretary at Interlink Electronics, Inc., 31248 Oak Crest Drive, Suite 110, Westlake Village, California 91361.  The notice must comply with applicable federal and state law.

Board’s Role in Risk Management Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational risks.  We have designed and implemented processes to manage risk in our operations.  Management is responsible for the day-to-day management of the risks we face, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management.  In its risk oversight role, our board must satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and the board of directors is essential for effective risk management and oversight.  Our board meets with our chief executive officer and other members of the senior management team at regularly scheduled quarterly board meetings and in other meetings between the quarterly meetings, where, among other topics, they discuss strategy and risks facing the company.

While our board of directors is ultimately responsible for risk oversight, our board committees assist the board of directors in fulfilling its oversight responsibilities in certain areas of risk.  The audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, and legal and regulatory compliance.  The audit committee also discusses guidelines and policies with respect to risk assessment and risk management with management and the independent auditor.  In addition, the audit committee reviews management’s assessment of the key risks facing us, including the key controls it relies on to mitigate those risks.  The audit committee also monitors certain key risks at each of its regularly scheduled meetings, such as risk associated with internal control over financial reporting and liquidity risk.  The nominating and governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance.  The compensation committee assesses risks created by the incentives inherent in our compensation policies as well as in our leadership development and succession planning.  Finally, the full board of directors reviews strategic and operational risk reported by the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with our board of directors or with an individual member of our board may do so by writing to our board of directors or to the particular member of our board, and mailing the correspondence to our Secretary, Interlink Electronics, Inc., 31248 Oak Crest Drive, Suite 110, Westlake Village, California 91361 or sending it by email to ir@interlinkelectronics.com. Our legal counsel, or his designee in the legal department, will review all incoming stockholder communications (excl uding mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive material), and if deemed appropriate, the stockholder communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the chairman of the board.

Corporate Governance Guidelines; Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines.  These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us.  In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers.  The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Investor Relations portion of our website at interlinkelectronics.com/governance.php.   We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Non-Employee Director Compensation

Director Compensation Table

The following table details the total compensation earned by our non-employee directors in fiscal year 2016:

Director	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Mark Bailey(2)	$10,000	$10,000	$20,000
Angela Blatteis(2)	$10,000	$5,000	$15,000
Frank Levinson(2)	$10,000	$5,000	$15,000

(1)Represents awards of our common stock.   These amounts represent the grant date fair value of the stock awards granted in fiscal year 2016 determined in accordance with ASC Topic 718.  These amounts may not correspond to the actual value eventually realized by the director, which depends in part on the market value of our common stock in future periods.  Assumptions used in calculating these amounts are set forth in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2016.

(2)On July 15, 2016, each of Ms. Blatteis and Mr. Levinson received 448 shares of our common stock, and Mr. Bailey received 898 shares of our common stock.

Outside Director Compensation Policy

Our board of directors has adopted a policy for the compensation for our non-employee directors, or the Outside Directors. Outside Directors will receive compensation in the form of equity and cash, as described below:

Initial award.  Each person who first becomes an Outside Director will be granted common stock with a grant date fair value equal to $5,000.  These awards will be granted on the date of the first meeting of our board of directors or compensation committee occurring on or after the date on which the individual first became an Outside Director.

Annual Award.   Annually, on July 15, each Outside Director who has served on our board of directors for at least the preceding six months will be granted common stock with a grant date fair value equal to $5,000.

Cash Compensation.   Each Outside Director receives an annual retainer of $10,000 in cash for serving on our board of directors, or the Annual Fee.  The Annual Fee is paid in quarterly installments to each Outside Director who has served in the relevant capacity for the immediately preceding fiscal quarter no later than 30 days following the end of such preceding fiscal quarter.  An Outside Director who has served in the relevant capacity for only a portion of the immediately preceding fiscal quarter will receive a prorated payment of the quarterly payment of the Annual Fee.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 28, 2017.   Our executive officers are appointed by our board of directors and serve until their successors have been duly elected and qualified.  There are no family relationships among any of our directors or executive officers.

Name	Age	Company Position
Steven N. Bronson	51	Chairman of the Board, Chief Executive Officer, and President
David S. Burnett	50	Chief Financial Officer
Albert Lu	46	Chief Technology Officer

Please see “Proposal No. One -- Election of Directors – Nominees for Director” for information about Mr. Bronson, who also serves on our Board and is a nominee for election at the Annual Meeting.

David S. Burnett.  Mr. Burnett has served as our Chief Financial Officer since August 2016.  Mr. Burnett has announced his resignation as our Chief Financial Officer, effective as of April 15, 2017.    Mr. Burnett has over 25 years of business experience in public accounting and corporate financial matters. From July 2010 until August 2016, Mr. Burnett served in various management positions with EnPro Industries, Inc., most recently Vice President and Treasurer.  EnPro Industries is a diversified manufacturer of proprietary engineered products used in critical applications.  Prior to joining EnPro, Mr. Burnett was a Director at PricewaterhouseCoopers LLP in Charlotte, North Carolina from November 2004 to July 2010, and from September 2001 to November 2004 in the Washington National Tax Services office in Washington, DC.  Prior to PricewaterhouseCoopers LLP, he was a Senior Manager in Grant Thornton LLP’s Office of Federal Tax Services in Washington, D.C.  Mr. Burnett received his Bachelor of Science in Business Administration (Accounting) from Old Dominion University, and a Masters of Science in Taxation from Golden Gate University.  He is both a Certified Public Accountant and a Certified Treasury Professional.

Albert Lu.   Dr. Lu has served as our Chief Technology Officer since February 2014, and is based in Singapore at our whollyowned subsidiary, Interlink Electronics Singapore Private Limited.  Prior to joining Interlink, for over 15 years Dr. Lu had made significant R&D contributions to the Singapore Institute of Manufacturing Technology, or SIMTech, which develops high-value manufacturing technology and human capital to enhance the competitiveness of Singapore’s manufacturing industry.  SIMTech is a research institute of the Agency for Science, Technology and Research (A*STAR). Dr. Lu’s most recent role was Program Manager of the Large Area Processing Program, where he established and spearheaded Singapore’s key R&D facility and pilot line for roll-toroll manufacturing of functional films and printed electronics.  In his other technology leadership roles at SIMTech, Dr. Lu orchestrated R&D collaborations and industry consortia in disruptive and emerging technology platforms that included embedded passives, broadband communications, and electronics packaging with multinational corporations and local enterprises.

Dr. Lu earned both a Ph.D. and B. Eng. in electrical engineering from the University of Manchester, Institute of Science and Technology in the United Kingdom.  Dr. Lu also received the Lee Kuan Yew Award for Mathematics and Science in Singapore and the Institution of Electrical Engineers Prize in the United Kingdom.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

The compensation committee of the board is responsible for the executive compensation programs for our executive officers and reports to the board on its discussions, decisions and other actions.  Typically, our chief executive officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the executive officers that report to him, except that he does not make recommendations as to his own compensation.  Our chief executive officer makes recommendations to our compensation committee regarding short-term and long-term compensation for all executive officers, excluding himself, based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement.  Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the chief executive officer, as well as each individual compensation component.  The compensation committee makes recommendations to the board regarding compensation for the chief executive officer.  The independent members of the board make the final decisions regarding executive compensation for our chief executive officer.

The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.  The compensation committee did not retain the services of a compensation consultant during 2015.  During 2016, the compensation committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to assist it in connection with its review of our fiscal 2016 executive compensation program and its analysis of the competitive market for executive talent.  Compensia provided the compensation committee with an analysis of the compensation practices of the companies in a compensation peer group, and determined our compensation positioning relative to the compensation peer group.   The compensation committee did not use the Compensia analysis as a sole tool for setting compensation because some aspects of our business and objectives are unique to us, and benchmarking may not be appropriate for the small population of companies that meet the selection criteria (industry, revenue, profitability, market capitalization).  The compensation committee may in the future gather and review peer group information if the compensation committee determines it be important to its decision-making process.

The compensation committee periodically, and at least annually, considers and assesses the independence of its compensation consulting firm, including whether such firm has any potential conflicts of interest with our company or members of the compensation committee, as set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act.  The most recent review was conducted in December 2016.  Based on that review, the committee concluded that it is not aware of any conflict of interest that has been raised by work performed by Compensia or the individual consultants employed by Compensia that perform services for the committee.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during 2015 and 2016.  As a “smaller reporting company,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended, or the Securities Act, we are required to provide compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer.  Throughout this proxy statement, these three officers are referred to as our “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Total
Steven N. Bronson (2)	2016	$300,000	$150,000.00	$—	$450,000
Chief Executive Officer, President and	2015	$268,750	$—	$392,400	$661,150
Chairman of the Board
David S. Burnett (3)	2016	$69,743	$—	$—	$69,743
Chief Financial Officer	2015	$—	$—	$—	$—

Albert Lu (4)	2016	$180,513	$25,369	$—	$205,882
Chief Technology Officer	2015	$151,048	$19,986	$—	$171,034

(1)These amounts represent the grant date fair value of the stock and stock option awards determined in accordance with ASC Topic 718.  These amounts may not correspond to the actual value eventually realized by the officer, which depends in part on the market value of our common stock in future periods. Assumptions used in calculating these amounts are set forth in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2016.

(2)In July 2013, Mr. Bronson volunteered to accept a 40% reduction in his annual base salary from $200,000 to $120,000. Mr. Bronson’s annual base salary was increased to $300,000 effective as of April, 20, 2015.

(3)Mr. Burnett’s employment with Interlink commenced in August 2016.

(4)Dr. Lu received a discretionary bonus in 2015 and 2016 based on his performance for the year.  Dr. Lu is paid in Singapore Dollars.  For the purposes of this table, salary and bonus paid to Dr. Lu in Singapore Dollars were converted to U.S. Dollars using the Accounting Rate for 2015 (1.430 Singapore Dollars to the U.S. Dollar) and 2016 (1.437  Singapore Dollars to the U.S. Dollar) for fiscal years 2015 and 2016, respectively.   The “Accounting Rate” for any month is the exchange ratio of the relevant reference currency to one U.S. Dollar for the last business day of the preceding fiscal month, as published by the US government.

Outstanding Equity Awards at Fiscal Year End

The following table presents certain information concerning equity awards held by our named executive officers as of December 31, 2016.

Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested (1)
Steven N. Bronson	5/18/2015	75,000	(2)	$526,500
David S. Burnett	8/23/2016	5,000	(3)	$35,100
Albert Lu	1/31/2014	80,000	(4)	$561,600

(1)The market value of the restricted stock awards is based on the closing market price of our common stock as of December 30, 2016, which was $7.02 per share.

(2)Represents a grant of restricted stock units, of which 50% vests on each of May 18, 2019 and May 18, 2020.

(3)Represents a grant of restricted stock units, of which 50% vests on each of August 23, 2020 and August 23, 2021.

(4) Represents a grant of restricted stock units, of which 50% vests on each of January 31, 2018 and January 31, 2019

Executive Officer Employment Letters

We have entered into employment agreements with each of the named executive officers.  With the exception of his own arrangement, each of these employment agreements was negotiated on our behalf by our Chief Executive Officer with the oversight and approval of the compensation committee of the board.

Steven N. Bronson

We entered into an employment agreement with Steven N. Bronson, our Chairman, President and Chief Executive Officer, on July 7, 2016, which agreement supersedes the employment agreement we entered into with Mr. Bronson in July 2010.  The employment agreement is for a term of one year, and automatically renews for additional one-year periods unless either party elects not to renew or it is otherwise terminated, in either case pursuant to its terms.

Pursuant to his employment agreement, Mr. Bronson receives an annual base salary of $300,000 and is entitled to earn and receive bonus compensation based upon the achievement of performance goals, as determined by our compensation committee, in accordance with a bonus plan to be adopted by us.  Mr. Bronson also is entitled to participate in our benefit plans, including health insurance, life insurance, disability insurance, and retirement plans.

If Mr. Bronson’s employment terminates due to his death or disability, Mr. Bronson or his beneficiaries will be entitled to receive his base compensation to the end of the monthly pay period immediately following the date of termination and any accrued bonus payments, and all of Mr. Bronson’s unvested and outstanding equity awards shall immediately vest and become exercisable.

If Mr. Bronson’s employment is terminated by him for “good reason”, or by us without “cause”, Mr. Bronson will be entitled to receive his base compensation to the date of termination, severance pay equal to twelve months of his base compensation, any earned bonus compensation, employee benefits for twelve months following the date of termination, and any vested company match 401(k) or other retirement contribution, and all of Mr. Bronson’s unvested and outstanding equity awards shall immediately vest and become exercisable.

Mr. Bronson’s employment agreement also provides that upon a “change of control” of Interlink, Mr. Bronson is entitled to receive an amount in cash equal to twelve months of his base salary then in effect, and all of Mr. Bronson’s unvested and outstanding equity awards shall immediately vest and become exercisable.

Albert Lu

We entered into an employment agreement with Albert Lu, our Chief Technology Officer, in February 2014.  The employment agreement provides for an annual base salary and an annual bonus of up to 20% of base salary, which base salary was increased and currently is USD$210,000 but is paid throughout the year in Singapore dollars (SGD).   Dr. Lu also received a restricted stock unit award of 80,000 shares of common stock, of which 50% vests on each of January 31, 2018 and January 31, 2019.  Dr. Lu’s employment agreement provides for “at will” employment and may be terminated at any time by either party on one month’s written notice.  Dr. Lu is not entitled to any termination or “change of control” payments or benefits under his employment agreement.

David S. Burnett

We entered into an offer letter with David S. Burnett, our Chief Financial Officer, in August 2016.  The offer letter provides for an annual base salary of $200,000.  Additionally, for up to one year Mr. Burnett is entitled to reimbursement of $1,500 per month of temporary housing expenses.  Mr. Burnett also received a restricted stock unit award of 5,000 shares of common stock, of which 50% vests on each of the fourth and fifth anniversaries of the commencement of his employment with us.  The restricted stock unit award shall immediately vest upon his death or if he suffers a permanent disability, or upon a “change of control” of Interlink. Mr. Burnett’s offer letter provides for “at will” employment and may be terminated at any time by either party.  Mr. Burnett is not entitled to any termination payments or benefits under his offer letter.  He is based out of the Company’s facilities in Charleston, South Carolina.    Mr. Burnett has announced his resignation as our Chief Financial Officer, effective as of April  15, 2017.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a pension plan for our employees, and none of our named executive officers participated in a nonqualified deferred compensation plan in 2016.

401(k) Plan

We maintain a tax-qualified retirement plan, or the 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis.  Eligible employees are able to participate in the 401(k) plan as of the first day of the month following the date they meet the 401(k) plan’s eligibility requirements, and participants are able to defer up to 60% of their eligible compensation subject to applicable annual Code limits.  All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit sharing contributions to eligible participants. The match is limited to 50% of base salary up to $500.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions, and series of related transactions, since January 1, 2015 to which we were or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000 or one percent of the average of our total assets at December 31, 2016 and 2015; and
•

any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock, or their immediate family members, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transaction or series of related transactions to which we have been or will be a party other than compensation arrangements, which are described where required under the headings “Board of Directors and Corporate Governance - Director Compensation Table” and “Executive Compensation.”

Qualstar Corporation

At the end of 2013, we agreed to reimburse, or be reimbursed by, Qualstar Corporation (“Qualstar”) for IT support and other expenses paid on behalf of our Company.  In 2015, we also entered into a sublease agreement for our occupation and use of a portion of Qualstar’s Simi Valley manufacturing location. Steven N. Bronson, our CEO and Chairman, is the Chairman and CEO of Qualstar.  Transactions with Qualstar are as follows:

	For the year ended December 31,
	2016	2015
	(in thousands)
Paid to Qualstar	$39	$57
Reimbursed from Qualstar	$11	$20

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers.  The indemnification agreements and our articles of incorporation and by-laws require us to indemnify our directors and officers to the fullest extent permitted by Nevada law.

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 or one percent of the average of our total assets at December 31, 2016 and 2015 and in which a related person has or will have a direct or indirect material interest.  Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members.  Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information about our equity compensation plans as of December 31, 2016.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)(1)	(c)
Equity compensation plans approved by security holders (2)	176,250	$3.55	1,373,517
Equity compensation plans not approved by security holders	—	—	—
Total	176,250	$3.55	1,373,517

(1)The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account restricted stock units, which have no exercise price.

(2)Consists of our 1996 Stock Incentive Plan, as amended, and our 2016 Omnibus Incentive Plan. Our 1996 Stock Incentive Plan was cancelled effective November 16, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 27, 2017, for:

•	each of our named executive officers;
•	each of our directors;
•	all of our executive officers and directors as a group; and
•	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

We have based percentage ownership of our common stock on 7,328,055 shares of our common stock outstanding as of March 27, 2017.  In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of March 27, 2017, as well as all shares of common stock issuable pursuant to restricted stock units held by the person that are subject to vesting conditions expected to occur within 60 days of March 27, 2017.  However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Interlink Electronics, Inc., 31248 Oak Crest Drive, Suite 110 Westlake Village, California 91361.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Named Executive Officers and Directors:
Steven N. Bronson (1)	5,225,403	71.3%
David S. Burnett	—	*
Albert Lu	—	*
Mark Bailey	898	*
Angela Blatteis	26,711	*
Frank Levinson	127,873	1.7%
All executive officers and directors as a group (5 persons)	5,380,885	73.4%

Other 5% Stockholders:
BKF Capital Group, Inc. (2)	700,311	9.6%
Leonard Hagan(3)	716,410	9.8%

*Represents beneficial ownership of less than one percent.

(1)Consists of (i) 4,145,265 shares of common stock held by Mr. Bronson individually and jointly with his spouse, (ii) 875,388 shares of common stock held by BKF Asset Holdings, Inc. and (iii) 204,750 shares of common stock held by Mr. Bronson’s spouse.

(2)BKF Asset Holdings, Inc. is a wholly-owned subsidiary of BKF Capital Group, Inc. Steven N. Bronson, Chairman, Chief Executive Officer and majority shareholder of BKF Capital Group, Inc., has voting and dispositive power with respect to these securities.

(3)The address for Mr. Hagan is 120 Broadway, Suite 940, New York, NY 10271-0999.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC.  Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent year.  Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2016, all Section 16(a) filing requirements were satisfied on a timely basis except as follows: Leonard Hagan, who we believe to be a 10% stockholder, did not file a Form 3 during 2016 to report his initial statement of beneficial ownership of our common stock; and Angela Blatteis, a director, reported late on Form 5 her purchase of 4,568 shares of common stock on December 7, 2016.

2016 Annual Report and SEC Filings

Our financial statements for the fiscal year ended December 31, 2016 are included in our Annual Report on Form 10-K.  Our Annual Report and this proxy statement are posted on our website at interlinkelectronics.com/governance.php and are available from the SEC at its website at www.sec.gov.  You may also obtain a copy of our Annual Report and this proxy statement without charge by sending a written request to Secretary, Interlink Electronics, Inc., 31248 Oak Crest Drive, Suite 110, Westlake Village, California 91361.

Deadlines to Propose Actions for Consideration at the 2018 Annual Meeting

Stockholder Proposals for Inclusion in Proxy Statement.   Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2018 annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner.  For a stockholder proposal to be considered for inclusion in our proxy statement for our 2018 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices no later than December 6, 2017.  In addition, stockholder proposals must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Proposals should be addressed to:

Interlink Electronics, Inc.
Attention: Corporate Secretary
31248 Oak Crest Drive, Suite 110
Westlake Village, California 91361

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 INTERLINK ELECTRONICS, INC. 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 20, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/LINK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR each of Proposals No. One, Two, Three and Five, and EVERY YEAR for Proposal No. Four. + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Steven N. Bronson 02 - Mark Bailey 03 - Angela Blatteis 04 - Frank Levinson ForAgainst Abstain ForAgainst Abstain 2. Adoption of 2016 Omnibus Incentive Plan 3. An advisory vote on executive compensation Every Year 2 Years 3 Years Abstain ForAgainst Abstain 4. An advisory vote on the frequency of the advisory vote on executive compensation 5. A proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 Any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 7 8 7 2 0 1 02CV2B MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting This proxy statement and the 2015 Annual Report are available for viewing, printing and downloading at www.edocumentview.com/Link q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Interlink Electronics, Inc. Notice of 2016 Annual Meeting of Stockholders 31248 Oak Crest Drive, Suite 110, Westlake Village, California 91361 Proxy Solicited by Board of Directors for Annual Meeting — June 20, 2016 Steven N. Bronson and Tracy A. Kern, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Interlink Electronics, Inc. to be held on June, 20, 2016 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” each of Proposals No. One, Two, Three and Five, and “EVERY YEAR” for Proposal No. Four. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

MMMMMMMMMMMM . INTERLINK ELECTRONICS, INC. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR each of Proposals No. One, Two, Three and Five, and EVERY YEAR for Proposal No. Four. + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Steven N. Bronson 02 - Mark Bailey 03 - Angela Blatteis 04 - Frank Levinson ForAgainst Abstain ForAgainst Abstain 2. Adoption of 2016 Omnibus Incentive Plan 3. An advisory vote on executive compensation Every Year 2 Years 3 Years Abstain ForAgainst Abstain 4. An advisory vote on the frequency of the advisory vote on executive compensation 5. A proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 Any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 2 7 8 7 2 0 2 02CV3B MMMMMMMMM B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting This proxy statement and the 2015 Annual Report are available for viewing, printing and downloading at www.edocumentview.com/Link q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Interlink Electronics, Inc. Notice of 2016 Annual Meeting of Stockholders 31248 Oak Crest Drive, Suite 110, Westlake Village, California 91361 Proxy Solicited by Board of Directors for Annual Meeting — June 20, 2016 Steven N. Bronson and Tracy A. Kern, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Interlink Electronics, Inc. to be held on June, 20, 2016 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” each of Proposals No. One, Two, Three and Five, and “EVERY YEAR” for Proposal No. Four. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

INTERLINK ELECTRONICS, INC.

C 1234567890

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

Stockholder Meeting Notice

1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the Interlink Electronics, Inc. Meeting to be Held on May 17, 2017

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2 N O T C O Y

02KNZA

. Interlink Electronics, Inc.’s Annual Meeting of Stockholders will be held on June 20, 2016 at 31248 Oak Crest Drive, Suite 110, Westlake Village, California 91361, at 10:00 a.m. Pacific Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR each of Proposals No. One, Two, Three and Five, and EVERY YEAR for Proposal No. Four: 1. 2. 3. 4. 5. To elect four directors to serve until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified; To adopt the Interlink Electronics, Inc. 2016 Omnibus Incentive Plan; To hold an advisory vote on executive compensation; To hold an advisory vote on the frequency of the advisory vote on executive compensation; To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. 6. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.investorvote.com/LINK. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send email to investorvote@computershare.com with “Proxy Materials Interlink Electronics, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 10, 2016. g g 02CV4B Stockholder Meeting Notice